Exhibit 99.2

For Release 5:30 a.m. PDT

June 13, 2016

Microsoft to acquire LinkedIn

Deal brings together the world’s leading professional cloud with the world’s leading professional network.

REDMOND, Wash., and MOUNTAIN VIEW, Calif. — June 13, 2016 — Microsoft Corp. (Nasdaq: MSFT) and LinkedIn Corporation (NYSE: LNKD) on Monday announced they have entered into a definitive agreement under which Microsoft will acquire LinkedIn for $196 per share in an all-cash transaction valued at $26.2 billion, inclusive of LinkedIn’s net cash. LinkedIn will retain its distinct brand, culture and independence. Jeff Weiner will remain CEO of LinkedIn, reporting to Satya Nadella, CEO of Microsoft. Reid Hoffman, chairman of the board, co-founder and controlling shareholder of LinkedIn, and Weiner both fully support this transaction. The transaction is expected to close this calendar year.

LinkedIn is the world’s largest and most valuable professional network and continues to build a strong and growing business. Over the past year, the company has launched a new version of its mobile app that has led to increased member engagement; enhanced the LinkedIn newsfeed to deliver better business insights; acquired a leading online learning platform called Lynda.com to enter a new market; and rolled out a new version of its Recruiter product to its enterprise customers. These innovations have resulted in increased membership, engagement and financial results, specifically:

●	19 percent growth year over year (YOY) to more than 433 million members worldwide
●	9 percent growth YOY to more than 105 million unique visiting members per month
●	49 percent growth YOY to 60 percent mobile usage
●	34 percent growth YOY to more than 45 billion quarterly member page views
●	101 percent growth YOY to more than 7 million active job listings

“The LinkedIn team has grown a fantastic business centered on connecting the world’s professionals,” Nadella said. “Together we can accelerate the growth of LinkedIn, as well as Microsoft Office 365 and Dynamics as we seek to empower every person and organization on the planet.”

“Just as we have changed the way the world connects to opportunity, this relationship with Microsoft, and the combination of their cloud and LinkedIn’s network, now gives us a chance to also change the way the world works,” Weiner said. “For the last 13 years, we’ve been uniquely positioned to connect professionals to make them more productive and successful, and I’m looking forward to leading our team through the next chapter of our story.”

The transaction has been unanimously approved by the Boards of Directors of both LinkedIn and Microsoft. The deal is expected to close this calendar year and is subject to approval by LinkedIn’s shareholders, the satisfaction of certain regulatory approvals and other customary closing conditions.

“Today is a re-founding moment for LinkedIn. I see incredible opportunity for our members and customers and look forward to supporting this new and combined business,” said Hoffman. “I fully support this transaction and the Board’s decision to pursue it, and will vote my shares in accordance with their recommendation on it.”

Microsoft will finance the transaction primarily through the issuance of new indebtedness. Upon closing, Microsoft expects LinkedIn’s financials to be reported as part of Microsoft’s Productivity and Business Processes segment. Microsoft expects the acquisition to have minimal dilution of ~1 percent to non-GAAP earnings per share for the remainder of fiscal year 2017 post-closing and for fiscal year 2018 based on the expected close date, and become accretive to Microsoft’s non-GAAP earnings per share in Microsoft’s fiscal year 2019 or less than two years post-closing. Non-GAAP includes stock-based compensation expense consistent with Microsoft’s reporting practice, and excludes expected impact of purchase accounting adjustments as well as integration and transaction-related expenses. In addition, Microsoft also reiterated its intention to complete its existing $40 billion share repurchase authorization by Dec. 31, 2016, the same timeframe as previously committed.

Microsoft and LinkedIn will host a joint conference call with investors on June 13, 2016, at 8:45 a.m. Pacific Time/11:45 a.m. Eastern Time to discuss this transaction. The call will be available via webcast at https://www.microsoft.com/en-us/Investor and will be hosted by Nadella and Weiner, as well as Microsoft Chief Financial Officer Amy Hood and Microsoft President and Chief Legal Officer Brad Smith. The presentation for the call is available on the Microsoft News Center.

Morgan Stanley is acting as exclusive financial advisor to Microsoft, and Simpson Thacher & Bartlett LLP is acting as legal advisor to Microsoft. Qatalyst Partners and Allen & Company LLC are acting as financial advisors to LinkedIn, while Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as legal advisor.

About LinkedIn

LinkedIn connects the world’s professionals to make them more productive and successful and transforms the way companies hire, market, and sell. Our vision is to create economic opportunity for every member of the global workforce through the ongoing development of the world’s first Economic Graph. LinkedIn has more than 400 million members and has offices around the globe.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world, and its mission is to empower every person and every organization on the planet to achieve more.

Additional Information and Where to Find It

In connection with the transaction, LinkedIn Corporation (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LinkedIn’s website (http://investors.linkedin.com) or by writing to LinkedIn Corporation, Investor Relations, 2029 Stierlin Court, Mountain View, California 94043.

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 22, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and LinkedIn, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LinkedIn’s business and the price of the common stock of LinkedIn, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of LinkedIn and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on LinkedIn’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of LinkedIn or Microsoft and potential difficulties in LinkedIn employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from LinkedIn’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against LinkedIn related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate LinkedIn’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to LinkedIn’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and LinkedIn file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and LinkedIn assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, press only:

Microsoft Media Relations, WE Communications, (425) 638-7777, rrt@we-worldwide.com

LinkedIn Media Relations, press@linkedin.com

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://news.microsoft.com. Web links, telephone numbers and titles were correct at time of publication, but may have changed. For additional assistance, journalists and analysts may contact Microsoft’s Rapid Response Team or other appropriate contacts listed at http://news.microsoft.com/microsoft-public-relations-contacts.